EXHIBIT 23

               Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-56621, 33-50710 and 33-50708) and to the
incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-54129, 33-20387 and 33-17765-02) of Shawmut National
Corporation of our report dated June 23, 1995 appearing on page 3 of this Form 11-K.






(Price Waterhouse LLP)

Hartford, Connecticut
June 28, 1995